Exhibit 99.1 ONEOK and ONEOK Partners Announce Upcoming Investor Conferences TULSA, Okla. – May 16, 2017 – ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will participate in the Wells Fargo “Kick the Tires” Fixed-income Conference on Wednesday, May 17, 2017, in Houston and the MUFG Oil & Gas Conference on Thursday, May 18, in New York City. Derek S. Reiners, ONEOK and ONEOK Partners senior vice president, chief financial officer and treasurer, will present at the Wells Fargo conference in Houston. At the MUFG conference in New York City, Reiners will conduct a series of one-on- one meetings with investment-community representatives. The materials used at the conferences are accessible on the ONEOK and ONEOK Partners websites, www.oneok.com and www.oneokpartners.com. ------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of March 31, 2017, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid- Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 index. For more information, visit the websites at www.oneok.com or www.oneokpartners.com. For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners. ### May 16, 2017 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026